Exhibit 99.1

Annaly Capital Management, Inc. Announces Executive Management Promotions

NEW YORK--(BUSINESS WIRE)--November 7, 2016--Annaly Capital Management, Inc. (the “Company” or “Annaly”) today announced management promotions within its senior executive team, which are effective immediately. David L. Finkelstein, who has been serving as Annaly’s Chief Investment Officer, Agency and RMBS, has been named Annaly’s Chief Investment Officer. The Chief Investment Officer position is a newly created position in which Mr. Finkelstein will oversee all of Annaly’s investments and their related investment operations. Timothy P. Coffey, Annaly’s Chief Credit Officer, is being promoted to assume expanded management responsibilities for the Company’s risk department and credit businesses.

“I am very excited about promoting David and Tim to their respective new positions. Their deep expertise, leadership and proven dedication have played a pivotal role in transforming Annaly into a diversified capital manager. Annaly is uniquely positioned to capitalize on the multiple investment options in each of our Agency, Residential Credit, Commercial Real Estate and Middle Market Lending businesses,” said Kevin Keyes, Chief Executive Officer and President of Annaly.

David L. Finkelstein

David L. Finkelstein is Chief Investment Officer at Annaly. Prior to joining Annaly in 2013, Mr. Finkelstein served for four years as an Officer in the Markets Group of the Federal Reserve Bank of New York where he was the primary strategist and policy advisor for the MBS purchase program. Mr. Finkelstein has over 20 years of experience in fixed income investment. Prior to the Federal Reserve Bank of New York, Mr. Finkelstein held Agency MBS trading positions at Salomon Smith Barney, Citigroup Inc. and Barclays PLC. Mr. Finkelstein received his B.A. from the University of Washington and his M.B.A. from the University of Chicago, Booth School of Business. Mr. Finkelstein also holds the Chartered Financial Analyst® designation.

Timothy P. Coffey

Timothy P. Coffey is Chief Credit Officer at Annaly. Mr. Coffey served as Annaly’s Head of Middle Market Lending from 2010 until January 2016 when he was promoted to Chief Credit Officer. Mr. Coffey has over 20 years of experience in leveraged finance and has held a variety of origination, execution, structuring and distribution positions. Prior to joining Annaly in 2010, Mr. Coffey served as Managing Director and Head of Debt Capital Markets in the Leverage Finance Group at Bank of Ireland. Prior to that, Mr. Coffey held positions at Scotia Capital, the holding company of Saul Steinberg’s Reliance Group Holdings, and SC Johnson International. Mr. Coffey received his B.A. in Finance from Marquette University.

General

Annaly’s principal business objectives are to generate net income for distribution to its shareholders from its investments and capital preservation. Annaly is a Maryland corporation that has elected to be taxed as a real estate investment trust (“REIT”). Annaly is managed and advised by Annaly Management Company LLC.

Forward-Looking Statements

This news release and our public documents to which we refer contain or incorporate by reference certain forward-looking statements which are based on various assumptions (some of which are beyond our control) and may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as “may,” “will,” “believe,” “expect,” “anticipate,” “continue,” or similar terms or variations on those terms or the negative of those terms. Actual results could differ materially from those set forth in forward-looking statements due to a variety of factors, including, but not limited to, changes in interest rates; changes in the yield curve; changes in prepayment rates; the availability of mortgage-backed securities and other securities for purchase; the availability of financing and, if available, the terms of any financings; changes in the market value of our assets; changes in business conditions and the general economy; our ability to grow our commercial business; our ability to grow our residential mortgage credit business; credit risks related to our investments in credit risk transfer securities, residential mortgage-backed securities and related residential mortgage credit assets, commercial real estate assets and corporate debt; risks related to investments in mortgage servicing rights and ownership of a servicer; any potential business disruption following the acquisition of Hatteras; our ability to consummate any contemplated investment opportunities; changes in government regulations affecting our business; our ability to maintain our qualification as a REIT; and our ability to maintain our exemption from registration under the Investment Company Act of 1940, as amended. For a discussion of the risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. We do not undertake, and specifically disclaim any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements, except as required by law.

CONTACT:
Annaly Capital Management, Inc.
Investor Relations
1-888-8Annaly
www.annaly.com